UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2008

ARCADIA RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-32935	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

9229 Delegates Row, Suite 260, Indianapolis, Indiana 46240

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 569-8234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

On March 20, 2008, John J. Brady, Executive Vice President - Sales and Marketing of Arcadia Resources, Inc. (the "Company"), entered into a prearranged stock trading plan (the "10b5-1 Plan") in accordance with the Securities and Exchange Commission's ("SEC") Rule 10b5-1 and the Company's trading policies. Effective as of September 19, 2008, the 10b5-1 Plan terminated in accordance with its terms. At the time of termination, sales of 400,000 shares of Company common stock had been made pursuant to the 10b5-1 Plan. All transactions under the 10b5-1 Plan have been timely disclosed through Form 4 filings with the SEC.

The 10b5-1 Plan provided for the sale of certain shares of Company common stock owned by Mr. Brady, which shares were issued to him as consideration for the sale of his ownership interest in PrairieStone Pharmacy, LLC to the Company on February 17, 2007. The sales pursuant to the 10b5-1 Plan were principally undertaken to satisfy Mr. Brady's personal tax liabilities resulting from a post-closing payment made by the Company to him on February 17, 2008, which payment was made in shares of common stock of the Company.

As of the date hereof, Mr. Brady continues to own 660,719 shares and 150,000 options to purchase shares of the Company's common stock, none of which are subject to any prearranged stock trading plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Arcadia Resources, Inc. By: /s/ Michelle M. Molin Michelle M. Molin Its: General Counsel, Executive Vice President and Secretary

Dated: September 24, 2008